Exhibit 99.1

Pacific Capital Bancorp Reports Fourth Quarter Financial Results

SANTA BARBARA, Calif.--(BUSINESS WIRE)--Pacific Capital Bancorp (Nasdaq:PCBC), a community bank holding company with $7.4 billion in assets, today announced financial results for the fourth quarter ended December 31, 2007.

Net income for the fourth quarter of 2007 was $12.2 million, or $0.26 per diluted share, compared with a net loss of $1.1 million, or ($0.02) per diluted share, reported for the fourth quarter of 2006. Net income for the full year 2007 was $100.9 million, or $2.14 per diluted shared, compared with net income of $94.5 million, or $2.01 per diluted share for the full year 2006. Amounts for both years reflect the impact of the strategic actions listed below and in prior press releases.

Net income for the fourth quarter of 2007 reflects the following strategic action:

  $3.0 million loss (pre-tax) recorded on securities that were marked-to-market in order to provide greater flexibility to manage the securities portfolio in the future

Net income for the fourth quarter of 2006 reflected the following strategic actions (all dollar amounts are pre-tax):

  $8.8 million loss recorded on securities that were marked-to-market
  $9.3 million asset write-down related to obsolete software
  $0.5 million in severance charges
  $1.8 million gain on sale of the Company’s San Diego branch
  $1.0 million benefit from the true-up of the effective tax rate

Excluding the impact of the strategic actions and the Refund Anticipation Loan (RAL) and Refund Transfer (RT) programs in each quarter, net income for the fourth quarter of 2007 was $15.0 million, or $0.32 per diluted share, compared with net income of $10.9 million, or $0.23 per diluted share, reported for the fourth quarter of 2006.

Commenting on the fourth quarter of 2007, George Leis, President and Chief Executive Officer of Pacific Capital Bancorp, said, “Our fourth quarter results reflect solid progress on our efforts to improve the performance of the core bank. Excluding the impact of loan sales and short-term bridge loans, we grew our loan portfolio at an annualized rate of 10.0% during the quarter. We also generated solid year-over-year growth in our most important non-interest income areas and reduced non-interest expense in the core bank by 9.3% from the same period last year, excluding the impact of the strategic actions. We did record a higher provision for credit losses than last quarter, but this was primarily attributable to isolated issues with two particular borrowers. The remainder of the portfolio continues to perform within our expectations.

“We continued to reposition the Company’s balance sheet during the fourth quarter, including the decision to sell $353 million in residential real estate loans. We expect this sale will help increase our balance sheet flexibility and mitigate pressure on our net interest margin,” said Leis.

Income Statement

Throughout this press release, the Company has presented certain amounts and ratios that are computed both with and without the impact of the Company’s RAL and RT programs and certain items that are not deemed to be part of ongoing operations. The Company’s management utilizes the information excluding the RAL/RT programs in the evaluation of its core banking operations and believes that the investment community also finds this information valuable. The Company has also called attention to certain other strategic actions. The impact of the RAL/RT programs and those strategic actions on the consolidated information prepared in accordance with Generally Accepted Accounting Principles is provided in tables at the end of this release.

Net interest income for the fourth quarter of 2007 was $59.0 million, compared with $66.6 million in the same quarter of 2006. The decrease in net interest income is primarily attributable to a decline in net interest margin and the sale of loan portfolios during the second quarter of 2007.

Net interest margin for the fourth quarter of 2007 was 3.62%, which compares with 4.06% in the fourth quarter of 2006 and 3.65% in the third quarter of 2007.

Non-interest income was $14.2 million in the fourth quarter of 2007, compared with $9.9 million in the fourth quarter of 2006. Excluding the impact of the strategic actions, non-interest income in the fourth quarter of 2007 was $17.2 million, compared with $16.7 million in the same period of the prior year. The increase in non-interest income was primarily attributable to an increase in service charges on deposits and Wealth Management fees.

The Company’s operating efficiency ratio for the fourth quarter of 2007 was 66.1%, compared with 76.7% in the same period last year.

The following reflects the Company’s operating efficiency ratios excluding the impact of the RAL/RT programs and the strategic actions:

  Q4 2007: 61.6%
  Q3 2007: 63.3%
  Q4 2006: 62.5%

Total non-interest expense in the fourth quarter of 2007 declined by 9.3% from the same period last year, excluding the impact of the RAL/RT programs and the strategic actions.

Balance Sheet

Total gross loans were $5.36 billion at December 31, 2007, compared with $5.56 billion at September 30, 2007 and $5.72 billion at December 31, 2006. Excluding a bridge loan and $353 million of residential real estate loans that have been sold or are held-for-sale, total gross loans increased at an annualized rate of 10.0% in the fourth quarter of 2007. The growth in the loan portfolio during the fourth quarter of 2007 was primarily attributable to 22.6% annualized growth in commercial loans (excluding bridge loans). Excluding the impact of loan sales, holiday loans and bridge loans, total gross loans increased 13.4% from $4.71 billion at December 31, 2006.

Total deposits were $4.96 billion at December 31, 2007, compared to $4.85 billion at September 30, 2007, and $5.05 billion at December 31, 2006. Excluding deposits related to the RAL program, total deposits were $4.74 billion at December 31, 2007, compared to $4.80 billion at September 30, 2007 and $4.92 billion at December 31, 2006.

Asset Quality and Capital Ratios

In the fourth quarter of 2007, the Company recorded a provision for credit losses of $4.8 million. The total provision for credit losses consisted of the following: a provision of $6.8 million related to the core bank and a negative provision of $2.0 million related to the RAL program, reflecting RAL collections made during the quarter.

The increased provision for the core bank was primarily attributable to the downgrade of two commercial relationships to non-accrual status during the fourth quarter of 2007: an $11.6 million loan to a company in the auto parts industry and a $33.5 million credit facility to a residential home builder. The remainder of the Company’s construction portfolio remains generally stable. Excluding the $33.5 million credit facility referenced above from both the third and fourth quarters, total non-performing construction loans were 1.19% of total construction loans at December 31, 2007, compared with 1.24% at September 30, 2007.

At December 31, 2007, the allowance for credit losses was $44.8 million, or 0.84% of total loans, compared to $40.4 million, or 0.73% of total loans, at September 30, 2007.

Total non-performing assets, which include non-performing loans and other real estate owned, were $76.7 million, or 1.04% of total assets, at December 31, 2007, compared with $25.7 million, or 0.36% of total assets, at September 30, 2007.

The Company’s ratio of allowance to non-performing loans was 61% at December 31, 2007, compared to 177% at September 30, 2007.

Excluding RALs, net charge-offs were $1.4 million for the three months ended December 31, 2007, compared with net charge-offs of $3.2 million for the three months ended September 30, 2007. Annualized net charge-offs to total average loans (both excluding RALs) were 0.10% for the three months ended December 31, 2007, compared with 0.23% for the three months ended September 30, 2007.

At December 31, 2007 the Company’s capital ratios were above the well-capitalized guidelines established by bank regulatory agencies.

Profitability Ratios

Pacific Capital Bancorp’s return on average equity (ROE) and return on average assets (ROA) for the fourth quarter of 2007 were 7.36% and 0.67%, respectively, compared to (0.73%) and (0.06%), respectively, for the fourth quarter of 2006. Excluding the impact of the RAL/RT programs and the strategic actions in both periods, the Company’s ROE and ROA for the fourth quarter of 2007 were 11.6% and 0.81%, respectively, compared to 8.7% and 0.61%, respectively, for the fourth quarter of 2006.

Share Repurchase Program

During the fourth quarter of 2007, the Company completed the $25 million stock repurchase program that was authorized by the Board of Directors in August 2007. Over the course of the program, the Company spent $25.0 million to purchase 1,090,966 shares of its common stock at an average price of $22.86.

RAL/RT Programs

The Company continues to expect its overall transaction volume during the 2008 RAL/RT season to increase 10-15% over the 2007 season volume and expects the product mix to be approximately 25% RALs and 75% RTs.

Outlook

Pacific Capital Bancorp provided the following expectations for the core bank for the full year 2008:

  Loan growth of 8%-10%
  Wealth Management fee growth of 8%-10%
  Operating expense growth of 4%-5%
  Provision for credit losses of $18 million-$22 million
  Continued compression in net interest margin

Commenting on the outlook for Pacific Capital Bancorp, Leis said, “We believe the actions we took last year have positioned the Company to increase earnings in both the core bank and the RAL and RT programs in 2008. Our strategic priorities in 2008 include continuing to improve our core deposit gathering abilities, controlling expenses, proactively managing problem credits to minimize losses, further expanding our Wealth Management division with additional acquisitions, and restoring stability to the RAL/RT programs. Despite the slowing economic conditions that are projected for 2008, we believe we are well positioned to create significant value for shareholders.”

Conference Call and Webcast

The Company will hold a conference call today at 11:00 a.m. Eastern time / 8:00 a.m. Pacific time to discuss its fourth quarter 2007 results. To access a live webcast of the conference call, log on at the Investor Relations page of the Company’s website at www.pcbancorp.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 50 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank and First Bank of San Luis Obispo.

Forward Looking Statements

This press release contains forward-looking statements with respect to the financial condition, results of operation and businesses of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, the Company’s de novo branching and acquisition efforts, the operating characteristics of the Company’s income tax refund loan and transfer programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) deterioration in general economic conditions, internationally, nationally or in California; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) increased competitive pressure among financial services companies; (4) the occurrence of terrorist acts; (5) reduced demand for or earnings derived from the Company’s income tax refund loan and refund transfer programs; (6) legislative or regulatory changes or litigation adversely affecting the businesses in which Pacific Capital Bancorp engages; (7) unfavorable conditions in the capital markets; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. For a more detailed description of the risk factors associated with the Company’s businesses, please refer to the Company’s most recent Annual Report on Form 10-K.

Non-GAAP Amounts and Measures

This press release contains amounts and ratios that are computed excluding the results of operations of the RAL/RT programs and/or exclude asset and liability balances related to those programs. Because they relate to the filing of individual tax returns, these programs are activities conducted primarily during the first and second quarters of each year. These programs comprise one of the Company’s operating segments for purposes of segment reporting in the Company’s quarterly and annual reports to the SEC. The Company’s Management believes analysts and investors find this information useful for the same reason that Management uses it internally, namely, it provides more comparability with virtually all of the rest of the Company’s peers that do not operate such programs.

The information that excludes balances and results of the RAL/RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in several tables at the end of this release.

In addition to the non-GAAP measures computed related to the Company’s balances and results exclusive of its RAL and RT programs, this release contains other financial information determined by methods other than in accordance with GAAP. Management uses these non-GAAP measures in their analysis of the business and its performance. In particular, net interest income, net interest margin and operating efficiency are calculated on a fully tax-equivalent basis ("FTE"). Management believes that the measures calculated on a FTE basis provide a useful picture of net interest income, net interest margin and operating efficiency for comparative purposes. Net interest income and net interest margin on a FTE basis is determined by adjusting net interest income to reflect tax-exempt interest income on an equivalent before-tax basis. The efficiency ratio also uses net interest income on a FTE basis.

The assets, liabilities, and results of operations of the Company’s refund programs are reported in its periodic filings with the SEC as a segment of its business. Because these are activities conducted by very few other financial institutions, users of the financial statements have indicated that they are interested in information for the Company exclusive of these programs so that they may compare the results of operations with financial institutions that have no comparable programs. The amounts and ratios may generally be computed from the information provided in the note to its financial statements that discloses segment information, but are computed and included in the press release for the convenience of those users.

Consolidated Balance Sheets	(unaudited)	(unaudited)	(unaudited)	(unaudited- restated)		% Change 12/31/2007 vs.
(dollars in thousands)						9/30/2007	12/31/2006
	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006	Annualized
Assets
Cash and due from banks	$141,086	$250,818	$345,305	$178,822	$154,182	(175.0%)	(8.5%)
Trading securities	146,862	—	1,011	—	—	N/A	N/A
Available-for-sale securities	1,176,887	976,161	963,687	998,147	1,167,142	82.3%	0.8%
Loans held for sale	68,343	—	—	233,939	—	N/A	N/A
Loans held for investment
Real estate
Residential	1,075,663	1,401,282	1,360,031	1,456,290	1,199,719	(92.9%)	(10.3%)
Multi-family residential	278,935	285,779	287,392	287,187	287,626	(9.6%)	(3.0%)
Non-residential	1,558,761	1,517,370	1,502,310	1,243,983	1,420,401	10.9%	9.7%
Construction	651,307	655,424	621,601	544,803	536,443	(2.5%)	21.4%
Commercial loans	1,196,808	1,112,027	1,077,305	1,032,410	1,072,831	30.5%	11.6%
Home equity loans	394,331	379,564	379,407	373,028	372,637	15.6%	5.8%
Consumer loans	200,094	206,312	213,682	199,208	527,751	(12.1%)	(62.1%)
Tax refund loans (RAL)	—	2,695	30,195	97,400	—	N/A	N/A
Leases	—	—	14	282,857	297,526	N/A	N/A
Other loans	3,257	2,759	2,314	2,547	3,899	72.2%	(16.5%)
Gross loans held for investment	5,359,156	5,563,212	5,474,251	5,519,713	5,718,833	(14.7%)	(6.3%)
Allowance for credit losses	44,843	40,375	43,549	63,204	64,671	44.3%	(30.7%)
Total loans held for investment, net	5,314,313	5,522,837	5,430,702	5,456,509	5,654,162	(15.1%)	(6.0%)
Premises, equipment and other long-term assets	86,921	88,981	90,788	93,525	95,400	(9.3%)	(8.9%)
Accrued interest receivable	34,429	33,489	32,659	31,990	32,294	11.2%	6.6%
Goodwill	145,749	145,749	145,272	145,272	145,272	0.0%	0.3%
Other intangible assets	10,037	7,555	7,572	7,953	8,797	131.4%	14.1%
Other assets	249,719	261,486	271,903	275,295	237,581	(18.0%)	5.1%
Total assets	$7,374,346	$7,287,076	$7,288,899	$7,421,452	$7,494,830	4.8%	(1.6%)

Liabilities
Deposits
Non-interest-bearing demand deposits	$1,002,281	$1,067,401	$1,030,617	$1,194,922	$1,079,152	(24.4%)	(7.1%)
Interest-bearing deposits
NOW accounts	1,145,655	1,142,055	1,142,744	1,169,867	1,186,352	1.3%	(3.4%)
Money market deposit accounts	748,417	812,654	747,120	637,535	630,155	(31.6%)	18.8%
Other savings deposits	254,273	266,651	280,819	287,099	275,910	(18.6%)	(7.8%)
Time certificates of $100,000 or more	1,063,271	987,480	981,570	1,036,439	1,036,761	30.7%	2.6%
Other time deposits	749,915	572,406	601,107	683,422	838,071	124.0%	(10.5%)
Total interest-bearing deposits	3,961,531	3,781,246	3,753,360	3,814,362	3,967,249	19.1%	(0.1%)
Total deposits	4,963,812	4,848,647	4,783,977	5,009,284	5,046,401	9.5%	(1.6%)
Federal funds purchased and securities sold under agreements to repurchase	272,673	246,293	285,391	344,667	356,352	42.8%	(23.5%)
Long-term debt and other borrowings	1,395,910	1,431,993	1,422,233	1,263,949	1,391,704	(10.1%)	0.3%
Obligations under capital lease	9,692	9,635	9,579	9,523	9,468	2.4%	2.4%
Accrued interest payable and other liabilities	63,903	82,696	105,831	131,531	73,529	(90.9%)	(13.1%)
Total liabilities	6,705,990	6,619,264	6,607,011	6,758,954	6,877,454	5.2%	(2.5%)

Shareholders' equity	668,356	667,812	681,888	662,498	617,376	0.3%	8.3%
Total liabilities and shareholders' equity	$7,374,346	$7,287,076	$7,288,899	$7,421,452	$7,494,830	4.8%	(1.6%)

Total consumer loans, net of holiday loans	$200,094	$206,312	$213,682	$199,208	$441,500	(12.1%)	(54.7%)

Consolidated Statements of Income (unaudited)
(dollars in thousands)	For the Three-Month Period Ended 12/31/2007			For the Three-Month Period Ended 12/31/2006			Consolidated
	Consolidated	Excluding RAL/RT	RAL/RT	Consolidated	Excluding RAL/RT	RAL/RT	% Change
Interest income
Loans	$99,337	$99,337	$—	$107,389	$107,113	$276	(7.5%)
Securities	12,290	12,290	—	13,181	13,181	—	(6.8%)
Federal funds sold, securities purchased under resale agreements and other earning assets	206	206	—	182	182	—	13.2%
Total interest income	111,833	111,833	—	120,752	120,476	276	(7.4%)
Interest expense
Deposits	30,492	29,947	545	32,704	32,499	205	(6.8%)
Securities sold under agreements to repurchase and federal funds purchased	3,431	3,431	—	4,293	4,293	—	(20.1%)
Other borrowed funds	18,925	18,232	693	17,183	16,490	693	10.1%
Total interest expense	52,848	51,610	1,238	54,180	53,282	898	(2.5%)
Net interest income	58,985	60,223	(1,238)	66,572	67,194	(622)	(11.4%)
Provision for credit losses
Provision for credit losses - RAL	(2,002)	—	(2,002)	372	—	372	N/A
Provision for credit losses - Excluding RAL/RT	6,779	6,779	—	12,938	12,938	—	(47.6%)
Provision for credit losses	4,777	6,779	(2,002)	13,310	12,938	372	(64.1%)
Net interest income after provision for credit losses	54,208	53,444	764	53,262	54,256	(994)	1.8%
Non-interest income
Service charges on deposits	4,582	4,582	—	4,205	4,205	—	9.0%
Trust and investment advisory fees	6,036	6,036	—	5,763	5,763	—	4.7%
Refund transfer fees	228	—	228	124	—	124	83.9%
Other service charges, commissions and fees, net	4,454	4,137	317	4,298	4,187	111	3.6%
Loss on securities, net	(3,050)	(3,050)	—	(8,761)	(8,761)	—	(65.2%)
Other income	1,970	1,970	—	4,258	4,258	—	(53.7%)
Total non-interest income	14,220	13,675	545	9,887	9,652	235	43.8%
Non-interest expense
Salaries and benefits	26,646	25,385	1,261	29,027	28,214	813	(8.2%)
Net occupancy expense	5,513	5,230	283	5,360	5,108	252	2.9%
Furniture, fixtures and equipment	2,250	2,097	153	2,574	2,361	213	(12.6%)
Other expenses	16,905	15,570	1,335	29,575	27,490	2,085	(42.8%)
Total non-interest expense	51,314	48,282	3,032	66,536	63,173	3,363	(22.9%)
Net income before taxes	17,114	18,837	(1,723)	(3,387)	735	(4,122)	N/A
Provision (benefit) for income taxes	4,884	5,609	(725)	(2,254)	(521)	(1,733)	N/A
Net income	$12,230	$13,228	$(998)	$(1,133)	$1,256	$(2,389)	N/A

Earnings per share - basic	$0.26			$(0.02)
Earning per share - diluted	$0.26			$(0.02)
Average number of shares - basic	46,357			46,858
Average number of shares - diluted	46,624			47,204

The Company's management utilizes the above "Excluding RAL/RT" financial information in the evaluation of its banking operations (core bank) and believes that the investment community also finds this information valuable to understand the key drivers of the business.

Consolidated Statements of Income (unaudited)
(dollars in thousands)	For the Year Ended 12/31/2007			For the Year Ended 12/31/2006			Consolidated
	Consolidated	Excluding RAL/RT	RAL/RT	Consolidated	Excluding RAL/RT	RAL/RT	% Change
Interest income
Loans	$532,208	$413,640	$118,568	$508,348	$390,225	$118,123	4.7%
Securities	48,567	48,567	—	55,795	55,795	—	(13.0%)
Federal funds sold, securities purchased under resale agreements and other earning assets	2,834	2,834	—	383	(207)	590	639.9%
Total interest income	583,609	465,041	118,568	564,526	445,813	118,713	3.4%
Interest expense
Deposits	129,728	125,814	3,914	116,836	115,130	1,706	11.0%
Securities sold under agreements to repurchase and federal funds purchased	17,997	14,170	3,827	18,054	13,591	4,463	(0.3%)
Other borrowed funds	74,686	69,385	5,301	55,877	53,129	2,748	33.7%
Total interest expense	222,411	209,369	13,042	190,767	181,850	8,917	16.6%
Net interest income	361,198	255,672	105,526	373,759	263,963	109,796	(3.4%)
Provision for credit losses
Provision for credit losses - RAL	91,958	—	91,958	36,663	—	36,663	150.8%
Provision for credit losses - Excluding RAL/RT	21,314	21,314	—	28,030	28,030	—	(24.0%)
Provision for credit losses	113,272	21,314	91,958	64,693	28,030	36,663	75.1%
Net interest income after provision for credit losses	247,926	234,358	13,568	309,066	235,933	73,133	(19.8%)
Non-interest income
Service charges on deposits	17,686	17,686	—	16,497	16,497	—	7.2%
Trust and investment advisory fees	24,220	24,220	—	20,284	20,284	—	19.4%
Refund transfer fees	45,984	—	45,984	44,939	—	44,939	2.3%
Other service charges, commissions and fees, net	23,008	16,237	6,771	26,157	16,204	9,953	(12.0%)
Gain on sale of tax refund loans, net	41,822	—	41,822	43,163	—	43,163	(3.1%)
Gain on sale of leasing portfolio	24,344	24,344	—	—	—	—	N/A
Loss on securities, net	(1,106)	(1,106)	—	(8,610)	(8,610)	—	(87.2%)
Other income	8,631	8,601	30	10,978	10,977	1	(21.4%)
Total non-interest income	184,589	89,982	94,607	153,408	55,352	98,056	20.3%
Non-interest expense
Salaries and benefits	120,512	112,416	8,096	124,269	115,142	9,127	(3.0%)
Net occupancy expense	21,952	20,913	1,039	19,631	18,733	898	11.8%
Furniture, fixtures and equipment	9,551	8,858	693	10,492	9,667	825	(9.0%)
Refund program marketing and technology fees	44,500	—	44,500	54,706	—	54,706	(18.7%)
Other expenses	78,927	63,230	15,697	105,966	91,639	14,327	(25.5%)
Total non-interest expense	275,442	205,417	70,025	315,064	235,181	79,883	(12.6%)
Net income before taxes	157,073	118,923	38,150	147,410	56,104	91,306	6.6%
Provision for income taxes	56,185	40,143	16,042	52,870	14,476	38,394	6.3%
Net income	$100,888	$78,780	$22,108	$94,540	$41,628	$52,912	6.7%

Earnings per share - basic	$2.15			$2.02
Earning per share - diluted	$2.14			$2.01
Average number of shares - basic	46,816			46,770
Average number of shares - diluted	47,082			47,099

The Company's management utilizes the above "Excluding RAL/RT" financial information in the evaluation of its banking operations (core bank) and believes that the investment community also finds this information valuable to understand the key drivers of the business.

Consolidated Average Balances and Annualized Yields (unaudited)
(dollars in thousands)	QTD
	For the Three-Month Period Ended 12/31/2007			For the Three-Month Period Ended 12/31/2006
Average Assets	Balance	Income	Rate	Balance	Income	Rate
Federal funds sold and other earning assets	$19,473	$206	4.20%	$13,155	$182	5.49%
Securities (1) (2)
Taxable	785,086	9,468	4.78%	975,776	10,336	4.20%
Non-taxable	210,463	4,178	7.94%	210,822	4,321	8.20%
Total securities	995,549	13,646	5.45%	1,186,598	14,657	4.91%
Loans (1) (3)
Commercial (including Leasing)	1,137,342	22,640	7.90%	1,272,964	28,247	8.80%
Real estate - non residential	2,476,601	43,851	7.08%	2,192,737	41,007	7.48%
Real estate - residential	1,403,279	20,800	5.93%	1,160,001	16,745	5.77%
Consumer	590,195	12,059	8.11%	834,420	21,409	10.18%
Other	2,868	61	8.44%	3,221	72	8.87%
Total loans	5,610,285	99,411	7.07%	5,463,343	107,480	7.84%
Total earning assets	6,625,307	113,263	6.78%	6,663,096	122,319	7.28%
SFAS 115 market value adjustment	21,188			10,249
Non earning assets	641,590			611,757
Total average assets	$7,288,085			$7,285,102

Average liabilities and shareholders' equity
Non-interest-bearing demand deposits	$993,498	$—	0.00%	$1,077,764	$—	0.00%
Interest-bearing deposits
Interest-bearing demand and savings	2,200,847	13,370	2.41%	2,082,183	12,711	2.42%
Time certificates of deposit	1,612,585	17,122	4.21%	1,785,591	19,993	4.44%
Total interest-bearing deposits	3,813,432	30,492	3.17%	3,867,774	32,704	3.35%
Borrowings
Federal funds purchased and repurchase agreements	296,926	3,431	4.58%	348,632	4,293	4.89%
Other borrowings	1,434,117	18,925	5.24%	1,300,438	17,183	5.24%
Total borrowings	1,731,043	22,356	5.12%	1,649,070	21,476	5.17%
Total interest-bearing liabilities	5,544,475	52,848	3.78%	5,516,844	54,180	3.90%
Other liabilities	91,217			74,907
Shareholders' equity	658,895			615,587
Total average liabilities and shareholders' equity	$7,288,085			$7,285,102

Tax equivalent net interest margin		60,415	3.62%		68,139	4.06%
Less: Tax equivalent interest income from non-taxable securities and loans included in interest income		1,430	0.09%		1,567	0.10%
Net interest income		$58,985	3.53%		$66,572	3.96%
(1)	Income and yield calculations are presented on an annualized and fully taxable equivalent basis.
(2)	Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value which are included in other assets.
(3)	Nonaccrual loans are included in loan balances. Interest income includes related fee income.

Consolidated Average Balances and Annualized Yields (unaudited)
(dollars in thousands)	YTD
	For the Year Ended 12/31/2007			For the Year Ended 12/31/2006
Average Assets	Balance	Income	Rate	Balance	Income	Rate
Federal funds sold and other earning assets	$54,588	$2,834	5.19%	$8,283	$383	4.62%
Securities (1) (2)
Taxable	801,248	37,370	4.66%	1,068,100	44,532	4.17%
Non-taxable	208,193	15,886	7.63%	209,558	17,116	8.17%
Total securities	1,009,441	53,256	5.27%	1,277,658	61,648	4.83%
Loans (1) (3)
Commercial (including Leasing)	1,208,355	104,736	8.67%	1,257,957	110,435	8.78%
Real estate - non residential	2,374,726	172,367	7.26%	2,083,534	153,744	7.38%
Real estate - residential	1,329,620	78,127	5.88%	1,063,618	60,243	5.66%
Consumer	1,005,943	177,021	17.60%	908,475	184,119	20.27%
Other	2,885	233	8.08%	2,949	189	6.41%
Total loans	5,921,529	532,484	8.99%	5,316,533	508,730	9.57%
Total earning assets	6,985,558	588,574	8.43%	6,602,474	570,761	8.64%
SFAS 115 market value adjustment	19,418			(2,953)
Non earning assets	491,852			567,540
Total average assets	$7,496,828			$7,167,061

Average liabilities and shareholders' equity
Non-interest-bearing demand deposits	$1,118,460	$—	0.00%	$1,164,716	$—	0.00%
Interest-bearing deposits
Interest-bearing demand and savings	2,149,706	54,402	2.53%	2,178,034	46,880	2.15%
Time certificates of deposit	1,702,621	75,326	4.42%	1,733,608	69,956	4.04%
Total interest-bearing deposits	3,852,327	129,728	3.37%	3,911,642	116,836	2.99%
Borrowings
Federal funds purchased and repurchase agreements	360,622	17,997	4.99%	391,123	18,054	4.62%
Other borrowings	1,409,453	74,686	5.30%	1,118,528	55,877	5.00%
Total borrowings	1,770,075	92,683	5.24%	1,509,651	73,931	4.90%
Total interest-bearing liabilities	5,622,402	222,411	3.96%	5,421,293	190,767	3.52%
Other liabilities	98,299			(10,369)
Shareholders' equity	657,667			591,421
Total average liabilities and shareholders' equity	$7,496,828			$7,167,061

Tax equivalent net interest margin		366,163	5.24%		379,994	5.76%
Less: Tax equivalent interest income from non-taxable securities and loans included in interest income		4,965	0.07%		6,235	0.10%
Net interest income		$361,198	5.17%		$373,759	5.66%

Loan information excluding RAL:
Total loans, RAL	$327,744	$118,568	N/A	$139,954	$118,123	N/A
Total loans, excluding RAL	$5,593,785	$413,916	7.40%	$5,176,579	$390,607	7.55%
Consumer loans, excluding RAL	$678,199	$58,453	8.62%	$768,521	$65,996	8.59%
(1)	Income and yield calculations are presented on an annualized and fully taxable equivalent basis.
(2)	Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value which are included in other assets.
(3)	Nonaccrual loans are included in loan balances. Interest income includes related fee income.

Key Financial Ratios
(dollars in thousands) (unaudited)

	For the Three-Month Periods Ended			For the Year Ended
	12/31/2007	9/30/2007	12/31/2006	12/31/2007	12/31/2006
Financial Ratios
Operating efficiency ratio consolidated	66.05%	66.92%	76.67%	49.91%	58.13%
Operating efficiency ratio RAL/RT	N/A	N/A	N/A	34.99%	38.43%
Operating efficiency ratio excluding RAL/RT	61.60%	63.34%	72.47%	58.40%	70.38%

Return on average equity consolidated	7.36%	2.28%	-0.73%	15.34%	15.99%
Return on average equity RAL/RT	N/A	N/A	N/A	14.87%	44.53%
Return on average equity excluding RAL/RT	N/A	N/A	N/A	15.48%	8.81%

Return on average assets consolidated	0.67%	0.21%	-0.06%	1.35%	1.32%
Return on average assets RAL/RT	N/A	N/A	N/A	8.26%	14.03%
Return on average assets excluding RAL/RT	N/A	N/A	N/A	1.09%	0.61%
Leverage ratio	9.04%	9.25%	8.45%	8.77%	8.25%

	For the Three-Month Periods Ended
	12/31/2007	9/30/2007	12/31/2006
Tier 1 capital to Average Tangible Assets ratio	7.97%	8.19%	7.45%
Tier 1 capital to Risk Weighted Assets ratio	9.72%	9.94%	8.77%
Total Tier 1 & Tier 2 Capital to Risk Weighted Assets ratio	12.33%	12.49%	11.74%

	For the Three-Month Periods Ended
Credit Quality Ratios	12/31/2007	9/30/2007	12/31/2006
Allowance for credit losses consolidated	$44,843	$40,375	$64,671
Allowance for credit losses RAL/RT	—	—	2
Allowance for credit losses excluding RAL/RT	44,843	40,375	64,669

	For the Three-Month Periods Ended			For the Year Ended
	12/31/2007	9/30/2007	12/31/2006	12/31/2007	12/31/2006
Net charge-offs consolidated	$(651)	$27,575	$4,885	$112,477	$55,620
Net charge-offs RAL/RT	(2,002)	24,376	1,143	91,960	36,660
Net charge-offs excluding RAL/RT	1,351	3,199	3,742	20,517	18,960

Annualized net charge-offs to average loans consolidated	N/A	1.98%	0.35%	1.90%	1.05%
Annualized net charge-offs to average loans RAL/RT	N/A	N/A	N/A	28.06%	26.19%
Annualized net charge-offs to average loans excluding RAL/RT	0.10%	0.23%	0.27%	0.37%	0.37%

	For the Three-Month Periods Ended
	12/31/2007	9/30/2007	12/31/2006
Nonperforming assets
Loans past due 90 days and accruing	$1,131	$864	$264
Nonaccrual loans	72,186	21,956	17,049
Total nonperforming loans	73,317	22,820	17,313
Other real estate owned and other foreclosed assets	3,357	2,910	2,910
Total nonperforming assets	$76,674	$25,730	$20,223

Nonperforming loans/total loans held for investment	1.37%	0.41%	0.30%
Nonperforming assets/total assets	1.04%	0.36%	0.28%
Allowance for credit losses/non performing loans	61%	177%	374%
Allowance for credit losses/total loans held for investment	0.84%	0.73%	1.13%

Book value per share
Actual shares outstanding at end of period (in thousands)	46,127	46,539	46,880
Book value per share	$14.49	$14.35	$13.17
Tangible book value per share	$11.11	$11.06	$9.88

Reconciliation of GAAP to Non-GAAP Measures (unaudited)
Page 1, Page 2 and Page 4 of Release for 4th Quarter Earnings
(dollars and shares in thousands)

	For the Three-Month Period ended December 31, 2007
	Normalization for Fourth Quarter 2007 Transactions
	GAAP Consolidated	Securities Impairment	Obsolete Software write-down	Severance	Gain on Sale of SD Branch	Benefit from effective tax rate true-up	Non-GAAP Consolidated	Less: RAL/RT	Non-GAAP Excluding RAL/RT

Net interest income	$58,985	$—	$—	$—	$—	$—	$58,985	$(1,238)	$60,223
Provision for credit losses	4,777	—	—	—	—	—	4,777	(2,002)	6,779
Non-interest income	14,220	2,989	—	—	—	—	17,209	545	16,664
Non-interest expense	51,314	—	—	—	—	—	51,314	3,032	48,282
Net income before taxes	17,114	2,989	—	—	—	—	20,103	(1,723)	21,826
Provision for income taxes	4,884	1,257	—	—	—	—	6,141	(725)	6,866
Net income	$12,230	$1,732	$—	$—	$—	$—	$13,962	$(998)	$14,960

Earnings per share - basic (1)	$0.26	$0.04	$—	$—	$—	$—	$0.30	$(0.02)	$0.32
Earnings per share - diluted (1)	$0.26	$0.04	$—	$—	$—	$—	$0.30	$(0.02)	$0.32
Average number of shares - basic	46,357
Average number of shares - diluted	46,624
Efficiency ratio	66.05%						66.05%	N/A	61.60%

	For the Three-Month Period ended December 31, 2006
	Normalization for Fourth Quarter 2006 Transactions
	GAAP Consolidated	Securities Impairment	Obsolete Software write-down	Severance	Gain on Sale of SD Branch	Benefit from effective tax rate true-up	Non-GAAP Consolidated	Less: RAL/RT	Non-GAAP Excluding RAL/RT

Net interest income	$66,572	$—	$—	$—	$—	$—	$66,572	$(622)	$67,194
Provision for credit losses	13,310	—	—	—	—	—	13,310	372	12,938
Non-interest income	9,887	8,761	—	—	(1,961)	—	16,687	235	16,452
Non-interest expense	66,536	—	(9,270)	(470)	(182)	—	56,614	3,363	53,251
Net income before taxes	(3,387)	8,761	9,270	470	(1,779)	—	13,335	(4,122)	17,457
Provision for income taxes	(2,254)	3,143	3,325	169	(638)	1,039	4,784	(1,733)	6,517
Net income	$(1,133)	$5,618	$5,945	$301	$(1,141)	$(1,039)	$8,551	$(2,389)	$10,940

Earnings per share - basic (1)	$(0.02)	$0.12	$0.13	$0.01	$(0.02)	$(0.02)	$0.18	$(0.05)	$0.23
Earnings per share - diluted (1)	$(0.02)	$0.12	$0.13	$0.01	$(0.02)	$(0.02)	$0.18	$(0.05)	$0.23
Average number of shares - basic	46,858
Average number of shares - diluted	47,204
Efficiency ratio	76.67%						66.74%	N/A	62.49%

(1) Transaction summation difference is due to rounding.

	For the Three-Month Period ended December 31, 2007			For the Three-Month Period ended December 31, 2006
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Excluding RAL/RT	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Excluding RAL/RT
Net income	$12,230	$13,962	$14,960	$(1,133)	$8,551	$10,940
Average shareholder's equity	$658,895	$658,895	$510,613	$615,587	$615,587	$496,642
Annualization factor	3.97	3.97	3.97	3.97	3.97	3.97
Return on average equity	7.36%	8.41%	11.62%	-0.73%	5.51%	8.74%

Net income	$12,230	$13,962	$14,960	$(1,133)	$8,551	$10,940
Average total assets	$7,288,085	$7,288,085	$7,285,553	$7,285,102	$7,285,102	$7,065,703
Annualization factor	3.97	3.97	3.97	3.97	3.97	3.97
Return on average assets	0.67%	0.76%	0.81%	-0.06%	0.47%	0.61%

Reconciliation of GAAP to Non-GAAP Measures (unaudited)
Page 1 and Page 3 of Release for 4th Quarter Earnings
(dollars in thousands)

	GAAP Consolidated as of 12/31/07	Bridge Loan	Non-GAAP Consolidated as of 12/31/07	GAAP Consolidated as of 9/30/07	RAL, Residential RE (1)	Non-GAAP Consolidated as of 9/30/07	Non-GAAP 12/31/2007 vs. 09/30/2007 Annualized % Change
Loans held for investment
Real estate
Residential	$1,075,663	$—	$1,075,663	$1,401,282	$(353,425)	$1,047,857	10.61%
Multi-family residential	278,935	—	278,935	285,779	—	285,779	-9.58%
Non-residential	1,558,761	—	1,558,761	1,517,370	—	1,517,370	10.91%
Construction	651,307	—	651,307	655,424	—	655,424	-2.51%
Commercial loans	1,196,808	(21,900)	1,174,908	1,112,027	—	1,112,027	22.62%
Home equity loans	394,331	—	394,331	379,564	—	379,564	15.56%
Consumer loans	200,094	—	200,094	206,312	—	206,312	-12.06%
Tax refund loans (RAL)	—	—	—	2,695	(2,695)	—	—
Leases	—	—	—	—	—	—	—
Other loans	3,257	—	3,257	2,759	—	2,759	72.20%
Gross loans held for investment	$5,359,156	$(21,900)	$5,337,256	$5,563,212	$(356,120)	$5,207,092	10.00%

	GAAP Consolidated as of 12/31/2006	Leasing, Indirect Auto (1), Residential RE (1), HL and Bridge Loan	Non-GAAP Consolidated as of 12/31/2006	Non-GAAP 12/31/2007 vs. 12/31/2006 % Change
Loans held for investment
Real estate
Residential	$1,199,719	$(353,425)	$846,294	27.10%
Multi-family residential	287,626	—	287,626	-3.02%
Non-residential	1,420,401	—	1,420,401	9.74%
Construction	536,443	—	536,443	21.41%
Commercial loans	1,072,831	(52,500)	1,020,331	15.15%
Home equity loans	372,637	—	372,637	5.82%
Consumer loans	527,751	(307,274)	220,477	-9.24%
Tax refund loans (RAL)	—	—	—	—
Leases	297,526	(297,526)	—	—
Other loans	3,899	—	3,899	-16.47%
Gross loans held for investment	$5,718,833	$(1,010,725)	$4,708,108	13.36%
(1) Used sold loan carrying balance at time of sale since, 100% of indirect auto and residential real estate loan portfolios were not sold. Includes loans held for sale.

Deposits excluding RAL
	12/31/2007	9/30/2007	12/31/2006
Total Deposits	$4,963,812	$4,848,647	$5,046,401
Less:
Non-interest-bearing
demand deposits - RAL	36,777	44,677	28,596
RAL brokered CDs	189,566	—	100,000
Total Deposits excluding RAL	$4,737,469	$4,803,970	$4,917,805

CONTACT:
Pacific Capital Bancorp
Debbie Whiteley
Executive Vice President, Investor Relations
(805) 884-6680
Debbie.Whiteley@pcbancorp.com